UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 31, 2012
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure

On July 31, 2012 QEP Resources, Inc. (the “Registrant”) issued a press release to provide updated estimates of probable and possible reserves as well as petroleum resource potential.  A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The estimates of probable and possible reserves included in the press release do not conform to the Securities and Exchange Commission (SEC) definitions of probable and possible reserves due to gas, oil and NGL prices used in estimating the quantities of probable and possible reserves.  Additionally, these estimates of unproved reserves and resource potential do not conform to the SEC’s five-year development rule.  Because these estimates of probable and possible reserves and petroleum resource potential do not follow the SEC definitions of probable and possible reserves, they are not included in the Registrant’s filings with the SEC.

The information contained in Item 7.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No .	Exhibit

99.1	Press release issued July 31, 2012, by QEP Resources, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

August 1, 2012
/s/Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No .	Exhibit

99.1	Press release issued July 31, 2012, by QEP Resources, Inc.

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